As filed with the Securities and Exchange Commission on January 26, 1998
                                                     Registration No. 333-24859
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------
                               PAYMENTECH, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                  7389                                   75-2634185
  (State or other jurisdiction       (Primary standard industrial classification)         (I.R.S. employer
of incorporation or organization)                   code number)                        identification number)

                                1601 Elm Street
                                   Suite 800
                             Dallas, Texas  75201
                                (214) 849-2000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              KATHRYN J. KESSLER
                           Chief Accounting Officer
                               Paymentech, Inc.
                               1601 Elm Street
                                   Suite 800
                             Dallas, Texas 75201
                                (214) 849-2000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   COPY TO:
                             PHILIP E. TAKEN, ESQ.
                  Chief Administrative Officer, Secretary and
                                General Counsel
                               Paymentech, Inc.
                                1601 Elm Street
                                   Suite 800
                             Dallas, Texas  75201
                                (214) 849-2000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           -------------------------
          If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                           _________________________
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    Title of each class of     Amount to be   Proposed maximum offering price  Proposed maximum aggregate  Amount of registration
 SECURITIES TO BE REGISTERED    registered            per unit (1)                   offering price              registered
----------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value
     $0.01 PER SHARE             4,000,000              $24.0625                       $96,250,000               $29,166.67(2)
==================================================================================================================================

(1) Pursuant to Rule 457(c), the price is estimated solely for the purpose of calculating the registration fee and is based on the average of high and low reported sales prices of the Common Stock of the Registrant on the New York Stock Exchange on April 4, 1997.

(2)  Previously paid.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

===============================================================================

PROSPECTUS
----------

                               4,000,000 SHARES

                               PAYMENTECH, INC.

                                 COMMON STOCK
                                 ------------


          This Prospectus constitutes a prospectus of Paymentech, Inc., a Delaware corporation (the "Company"), with respect to up to 4,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), which may be offered and issued by the Company from time to time in connection with future acquisitions of assets or securities of companies in the financial services industry, including companies or assets relative to credit card transaction processing or related services, credit card accounts or other ancillary or related businesses. The consideration for the acquisition of such assets or securities may consist of cash, the assumption of liabilities and the shares of Common Stock being registered hereby, or any combination thereof, as determined pursuant to arms-length negotiations between the Company and the sellers of the assets or securities to be acquired. It is anticipated that the shares of Common Stock issued in any such acquisitions will be valued at a price reasonably related to the then current market value of the Common Stock.



      THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
        OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK
                INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
      STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
      THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.


                             ____________________



                The date of this Prospectus is April 11, 1997.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

          (3) The Company's Report on Form 8-K/A filed on October 18, 1996, on Form 8-K filed on October 23, 1997 and on Form 8-K filed January 21, 1998.

          (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 23, 1996, including any amendments or reports filed for the purpose of updated such description.

          All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Prospectus and prior to the termination of the offering of Common Stock hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the filing date of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

          The Company will provide a copy of the documents incorporated by reference herein (other than exhibits to such documents) without charge to each person to whom this Prospectus is delivered, upon written or oral request by such person. Requests should be addressed to the Corporate Affairs and Investor Relations Department of Paymentech, Inc., 1601 Elm Street, 9th Floor, Dallas, Texas 75201.

                                 THE COMPANY

          Paymentech, Inc. (the "Company") is a Delaware corporation, which engages in the credit card industry primarily as a payment processor of bankcard transactions on behalf of merchants, financial institutions and sales agents. According to published industry sources, the Company is the third largest payment processor of credit and debit card transactions in the United States. The Company also provides third-party credit and debit authorization services to financial institutions, sales agents and the Company's direct merchants. In addition, the Company markets and issues commercial cards to businesses and other entities. Commercial cards facilitate centralized business-to-business payment procedures and reporting, replacing traditional direct payment methods.

                     SECURITIES COVERED BY THIS PROSPECTUS

          The shares of Common Stock covered by this prospectus are available for use in future acquisitions of assets or securities of companies in the financial services industry, including companies or assets relative to credit card transaction processing or related services, credit card accounts or other ancillary or related businesses. The consideration offered by the Company in such acquisitions in addition to the shares of Common Stock offered by this Prospectus may include such cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by the Company of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of acquisitions will be determined by negotiations between the Company and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. It is anticipated that the shares of Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

          None of the shares of Common Stock covered by this Prospectus will be subject to restrictions on transfer under the Securities Act of 1933, as amended (the "Securities Act"), except that shares of Common Stock to be received by persons who are deemed to be "affiliates" (as such term is defined in Rule 144 under the Securities Act) of an acquired company or business may be resold by them only pursuant to an effective registration statement under the Securities Act covering such shares, in transactions permitted by the resale provisions of Rule 145(d) under the Securities Act or Regulation S under the Securities Act (or, in the case of any such persons who become affiliates of the Company, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. This Prospectus will not be used by such affiliates in connection with any resale of their shares of Common Stock.

                                 LEGAL MATTERS

          Certain legal matters with respect to the validity of the Common Stock offered hereby will be passed upon for the Company by Philip E. Taken, Chief Administrative Officer and General Counsel to Paymentech, Inc. Mr. Taken owns, and has options to acquire, an aggregate of less than 1% of the outstanding shares of Common Stock of the Company.

                                 EXPERTS

     The consolidated financial statements of Paymentech, Inc. incorporated by reference in Paymentech, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of GENSAR Holdings Inc. and subsidiaries at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein and are included in reliance upon the report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

          The Company has filed with the Commission a Registration Statement (which term shall encompass any amendment thereto) on Form S-4 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. The Registration Statement and the exhibits and schedules thereto, as well as such reports and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of reports, registration statements, proxy and information statements filed electronically by the Company and other information regarding the Company can be obtained from the Commission's address on the world wide web: "http://www.sec.gov". Such reports and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          No person is authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities within any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                                              4,000,000 SHARES

                                               PAYMENTECH, INC.

                                                 COMMON STOCK

                                                  ----------

                                                  PROSPECTUS

                                                  ----------

             TABLE OF CONTENTS

                                      Page
                                      ----
Incorporation of Certain Information
 By Reference                           2
The Company                             3
Securities Covered By This Prospectus   3
Legal Matters                           3
Experts                                 4
Additional Information                  5

                                                April 11, 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       As authorized by Section 145 of the Delaware General Corporate Law, each director and officer of the Company may be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

       In addition, the Company has directors' and officers' liability coverage pursuant to a policy maintained by Paymentech, Inc.

       Article Eighth of the Certificate of Incorporation of the Company provides that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

ITEM 21.  EXHIBITS, FINANCIAL STATEMENTS AND SCHEDULES.

       A. EXHIBITS

       The Exhibits listed in the following Exhibit Index are filed as part of the Registration Statement:

   EXHIBIT
   NUMBER                                          DESCRIPTION
   ------                                          -----------
     5.1*      Opinion of Philip E. Taken
    23.1+      Consent of Ernst & Young LLP.
    23.2+      Consent of Deloitte & Touche L.L.P.
    24.1+*     Powers of Attorney (appearing on Signature Page of Registration Statement on Form S-4
               filed April 9, 1997, Registration No. 333-24859 and Page II-4 hereto).

_____________________
+   Filed herewith.
*   Previously filed.

       B.  FINANCIAL STATEMENTS AND SCHEDULES

       All schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission have been omitted because they either are not required under the related instructions or the required information has been included in the financial statements of the Company or notes thereto.

ITEM 22.  UNDERTAKINGS.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

       The undersigned Company hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       The Company undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---- ----

       The Company undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (3)
                                               ---- ----
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
---- ----

       The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                  SIGNATURES

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON JANUARY 26, 1998.

                                     PAYMENTECH, INC.


                                     By:  /s/ PAMELA H. PATSLEY
                                         --------------------------------------
                                         Pamela H. Patsley
                                         President, Chief Executive Officer and
                                           Director

                               POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints Pamela H. Patsley and Philip E. Taken, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional Registration Statements related to the Offering contemplated by this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof .

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 26, 1998.

           Signature                       Title
           ---------                       -----


              *                Chairman of the Board
---------------------------
John C. Tolleson

              *                President, Chief Executive Officer and Director
---------------------------
Pamela H. Patsley              (Principal Executive Officer)


/s/ KATHRYN J. KESSLER         Chief Accounting Officer
---------------------------
Kathryn J. Kessler             (Principal Financial and Accounting Officer)

              *                Director
----------------------------
Gene H. Bishop

              *                Director
----------------------------
Rupinder S. Sidhu

*By: /s/ PHILIP E. TAKEN
    ------------------------
     Philip E. Taken
     Attorney-in-fact